CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 20, 2013

Date of Report

(Date of Earliest Event Reported)

SPECIALTY CONTRACTORS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-166057	27-1897718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087

(Address of principal executive offices (zip code))

(214) 457-1227

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 1 BUSINESS

Business Overview

We design, construct, market, and sell single-family homes. The Company was formed as Specialty Contractors, Inc. (the “Company”, “we”, “us” or “our”) and was incorporated in Texas in 2009. We started as a home improvement company by offering specialty design and contracting work, the main product being a blown on limestone which was hard as stone, but much lighter thus eliminating the need for weight bearing or structural changes to existing structures. The Company now is in the homebuilding business. Our homebuilding operations are solely in Texas.

We currently have one home which is complete and awaiting final inspection in the Dallas market area. We are focusing on the first-time buyer market in the $180,000 to $220,000 price range.

Our operations span all significant aspects of the home building process – from design, construction and sale.

Geographic Breakdown of Markets by Segment

We have one home for sale in the Dallas, Texas area market.

Employees

We have two employees, our President/CEO and our CFO, both of which are unpaid.

Corporate Offices and Available Information

Our corporate offices are located at 1541 E Interstate 30, Suite 140, Rockwall, Texas 75087. Historical information is available on the SEC website at www.sec.gov where our reports on Forms 10-K, 10-Q and 8-K can be viewed. and amendments to these reports filed or furnished pursuant to Section 13(d) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed with, or furnished to, the Securities and Exchange Commission (SEC). Copies of the Company’s Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to these reports are available free of charge upon request.

Business Strategies

We entered the home building market in early 2013 due to the strengthening of the home market nationwide, but especially in the Southwest. Although indicators point to a recovery in the housing market, specifically certain long-term fundamentals which support housing demand, namely population growth and household formation, remain solid, we believe the current positive conditions will be with us in Texas for the foreseeable future. In order to be profitable, we will need to purchase lots at fair prices and drive greater operating efficiencies, as well as control expenses commensurate with our level of deliveries.

Our goal is to become a recognized builder in the market in which we operate, which will enable us to achieve powers and economies of scale and differentiate ourselves from many of our competitors.

We are committed to customer satisfaction and quality in the homes that we build. We recognize that our future success rests in the ability to deliver quality homes to satisfied customers. We seek to expand our commitment to customer service through a variety of quality initiatives. In addition, our focus remains on attracting and developing quality associates. We use several leadership development and mentoring programs to identify key individuals and prepare them for positions of greater responsibility within our Company.

Operating Policies and Procedures

We attempt to reduce the effect of certain risks inherent in the housing industry through the following policies and procedures:

2

Design - Our residential communities are generally located in suburban areas easily accessible through public and personal transportation. Our communities are designed as neighborhoods that fit existing land characteristics. We strive to create diversity within the overall planned community by offering a mix of homes with differing architecture, textures, and colors. Recreational amenities such as swimming pools, tennis courts, clubhouses, open areas, and tot lots are frequently included.

Construction - We design and supervise the development and building of our communities. Our homes are constructed according to standardized prototypes which are designed and engineered to provide innovative product design while attempting to minimize costs of construction. We generally employ subcontractors for the installation of lot improvements and construction of homes. Agreements with subcontractors are generally short term and provide for a fixed price for labor and materials. We try to rigorously control costs.

Materials and Subcontractors - We attempt to maintain efficient operations by utilizing standardized materials available from a variety of sources. In addition, we generally contract with subcontractors to construct our homes.

Marketing and Sales - Our residential communities are sold principally through signs and listing the home(s) for sale on the real estate multiple listing service (MLS).

Customer Service and Quality Control – Our officers are responsible for customer service and pre-closing quality control inspections as well as responding to post-closing customer needs. Prior to closing, each home is inspected and any necessary completion work is undertaken by us. Our homes are enrolled in a standard limited warranty program which, in general, provides a homebuyer with a one-year warranty for the home’s materials and workmanship, a two-year warranty for the home’s heating, cooling, ventilating, electrical, and plumbing systems, and a 10 year warranty for major structural defects. All of the warranties contain standard exceptions, including, but not limited to, damage caused by the customer.

Customer Financing - We sell our homes to customers who generally finance their purchases through mortgages. Independent mortgage financial service entities provides our customers with competitive financing and coordinates and expedites the loan origination transaction through the steps of loan application, loan approval, and closing and title services.

Residential Development Activities

Our residential development activities include site planning and engineering, and marketing and selling homes. These activities are performed by our officers or associates, together with independent architects, consultants, and contractors.

Current base prices for our homes are expected to be in the $180,000 to $220,000 price range. Closings generally occur and are typically reflected in revenues within 12 months of when sales contracts are signed.

Seasonality

Our business is seasonal in nature and, historically, weather-related problems, typically in the fall, late winter and early spring, can delay starts or closings and increase costs.

Competition

Our homebuilding operations are highly competitive. We are among the smallest homebuilders in the United States in both homebuilding revenues and home deliveries. We compete with numerous real estate developers in the geographic areas in which we operate. Our competition ranges from small local builders to larger regional builders to publicly owned builders and developers, some of which have greater sales and financial resources than we do. Previously owned homes and the availability of rental housing provide additional competition. We compete primarily on the basis of price, location, design, quality, service, and flexibility.

3

Regulation and Environmental Matters

We are subject to various local, state, and federal statutes, ordinances, rules, and regulations concerning zoning, building design, construction, and similar matters, including local regulations which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular locality. In addition, we are subject to registration and filing requirements in connection with the construction, advertisement, and sale of homes in the state and locality in which we operate even if all necessary government approvals have been obtained. We may also be subject to periodic delays or may be precluded entirely from building due to building moratoriums that could be implemented in the future in the places in which we operate.

We are also subject to a variety of local, state, federal, and foreign laws and regulations concerning protection of health and the environment (“environmental laws”). The particular environmental laws which apply to any given area according to the community site, the site’s environmental conditions, and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and prohibit or severely restrict development and homebuilding activity.

ITEM 2.01 DISPOSITION OF ASSETS

On March 1, 2013, the Company divested its wholly owned subsidiary Texas Deco Pierre, LLC due to continuing losses. The Company will record a loss on the disposition and will report that when available. The Company also purchased 100% of Alpha Wise Assets, LLC, a company in the home building and remodeling business.

The agreements for acquisition and disposition of assets are included as an Exhibit to this filing.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

Simultaneously with the disposition of its subsidiary and purchase of Alpha Wise Assets, LLC, the Company purchased 5,970,000 shares from the former President and simultaneously reissued them to Michael Goode, the Company’s new sole Director and Officer. Mr. Goode now owns 5,970,000 common shares of the Company which equates to 88.1% of the outstanding common stock.

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In accordance with the disposition of assets and change in control of the Company’s common stock, Charles Bartlett resigned as an officer and director of the Company and Michael Goode was elected as sole director and appointed as CEO, President, Chief Accounting Officer, Secretary, and Treasurer of the Company.

Michael Goode, age 60, attended McLennan Community College in Waco, Texas studying Business Administration from 1974 to 1979 where he graduated with an Associate Degree in Applied Science Management Development.

Mr. Goode entered the U.S. Navy in 1971 to 1978 and then worked for the Veterans Administration Regional Office in Waco, Texas until 1981 when he worked for the State of Texas Veteran Affairs Commission from 1981 to 1985. Mr. Goode worked for A.L. Williams Insurance part time from 1984 until employing fulltime from 1985 to 1988 as a Divisional District Manager. Mr. Goode then worked for the Department of Labor in Dallas, Texas from 1988 until retirement in 2009 as a Senior Claims Examiner. Mr. Goode is owner of Goode Investments from 2010 to the present which is involved in real estate investments which includes home remodeling and construction of new homes.

Professional Affiliations of Mr. Goode include the American Legion, Masonic Lodge, and Professional Bowlers Association.

4

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The audited financial statements are filed as Exhibits to this report on Form 8-K:

PRO FORMA FINANCIAL INFORMATION

Asset Purchase Agreement

 On February 28, 2013, we purchased 100% of Alpha Wise Assets, LLC (“Alpha Wise”), a Texas limited liability company (the “Seller”). The asset purchase was determined to constitute a business under ASC 805 and therefore business combination accounting has been followed.

The purchase price for the assets was $30,000 (the “Purchase Price”) which was paid to repurchase 5,970,000 shares of common stock which was then immediately reissued for 100% of Alpha Wise. The Company is in process of having the financial statements of Alpha Wise audited in accordance with Generally Accepted Accounting Principles (GAAP) and as required by the rules and regulations as promulgated by the Securities and Exchange Commission in connection with the acquisition of a business entity.

A summary of the purchase price allocation is shown below:

Purchase Price Allocation

Accounts Payable	(1,239)
Inventory	199,551
Note Payable	(194,037)
Advances	(2,803)
Loss on acquisition [1]	28,528
Total Purchase Price	30,000

[1] A loss on acquisition was recorded as the inventory asset was recorded at its fair value to be sold and does not constitute goodwill as there is no identifiable value in the business acquired beyond the inventory purchased.

Following is an unaudited pro forma income statement as if the asset purchase had been consummated as of January 1, 2012:

	March 31, 2012
	Specialty As Reported	Alpha Wise	Proforma Adjustments	Proforma
Revenue	$9,501	$—	$—	$9,501

Net Income (Loss)	$(22,794)	$(30,365)	$—	$(53,159)

Basic and Diluted Loss per Common Share				$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding				6,777,834

5

	March 31, 2013
	Specialty	Alpha Wise	Pro-Forma Adjustments	Proforma
Revenue	$—	$—	$—	$—

Net Income (Loss)	$(34,342)	$(100)	$—	$(34,442)

Basic and Diluted Loss per Common Share				$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding				6,781,167

Sale of Texas Deco Pierre, LLC and Discontinued Operations

On February 28, 2013 the Company sold its subsidiary Texas Deco Pierre, LLC (TDP) to the former President of the Company in exchange for indemnification for all acts and activities that may result from the operation of TDP.

As a result of the sale of TDP, the Company’s investment in TDP of $30,000, the related intercompany receivables of $28,500 and payments made on the LOC on behalf of TDP of $41,565 were written off as of the date of disposition. A loss of $7,963 was recorded for the disposition of TDP for the year quarter ended March 31, 2013 which consisted of its losses as of February 28, 2013.

A summarized operating result for discontinued operations is as follows:

	For the Two Months Ended February 28, 2013	For the Twelve Months Ended December 31, 2012
Revenues	$6,812	$105,581
Cost of revenues	1,947	51,825
Depreciation expense	—	2,981
Operating expenses	12,828	74,636
Operating loss	7,963	23,861

Interest expense	—	3,041
Net loss from discontinued operations	$7,963	$26,902

Summary of asset and liabilities of discontinued operations is as follows:

Cash	$29,704	$268
Property and equipment, net	4,236	4,236
Total assets of discontinued operations	33,940	4,504

Accounts payable and accrued expenses	2,988	4,588
Intercompany payable	58,500	18,500
Shareholder advance	3,415	4,415
Note payable – short term	62,333	62,333
Total liabilities of discontinued operations	$127,236	$89,836

EXHIBITS

  Asset Purchase Agreement
  Audited financial Statements of the company acquired as of December 31, 2012 and February 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALTY CONTRACTORS, INC.

By:   /s/  Michael Goode

Michael Goode

Chief Executive Officer

Dated:  August 20, 2013

6